UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025
INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Boulevard, Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 27, 2025, consistent with the previously announced Warrant and Common Stock Agreement, dated as of August 22, 2025 (the “Purchase Agreement”), between Intel Corporation (the “Company”) and the Department of Commerce (the “DOC”) of the United States government (“the “US Government”), the Company and the DOC entered into the Implementing Amendment to Direct Funding Agreement (the “DFA Amendment”) amending and modifying the Direct Funding Agreement, dated as of November 25, 2024 (the “DFA”), between the Company and the DOC, to release the Company from certain obligations under the DFA.
The DFA Amendment makes the following amendments to and modifications of the DFA:
•Removal of prior project milestone requirements and certain other conditions to disbursements under the DFA, with the Company certifying that it has spent to date in aggregate at least $7.865 billion in eligible costs on projects under the DFA;
•Removal of the requirement that the Company share with the DOC a percentage of the total cumulative free cash flow achieved by each project in excess of specified thresholds;
•Removal of workforce policy requirements except as required by law; and
•Removal of most other restrictions other than:
•Restrictions on using funds received under the Creating Helpful Incentives to Produce Semiconductors and Science Act of 2022 (the “CHIPS Act”) for dividends or share repurchases; and
•Restrictions on “change of control” transactions with prohibited persons or “foreign entities of concern” under the CHIPS Act.
Following the DFA Amendment, the following CHIPS Act requirements will continue to apply under the DFA: (i) restrictions on the expansion of semiconductor manufacturing capacity in certain foreign countries; (ii) restrictions on joint research and licensing with certain foreign entities; and (iii) restrictions on the use of the awards (such as prohibition on the application of awards to facilities outside of the United States or for dividends or stock buybacks). In the event of a breach by the Company of these remaining obligations, the DOC may have certain rights and remedies available to it under the DFA and the CHIPS Act, including the potential repayment of some or all of the awards.
Item 8.01    Other Events.
On August 27, 2025 (the “Closing Date”), the closing occurred under the Purchase Agreement, at which time: (i) the Company received the full amount of the accelerated disbursements under the DFA of $5.695 billion; and (ii) the Company (a) issued to the DOC 274,583,000 shares of common stock and a warrant to purchase up to 240,516,150 shares of common stock, exercisable under certain conditions, and (b) issued into escrow 158,740,000 shares of common stock for the benefit of the DOC to be released as the US Government makes disbursements to the Company under the CHIPS Act's Secure Enclave program.
The descriptions of the Purchase Agreement, the warrant, the DFA and the DFA Amendment, and the transactions contemplated by those agreements, are only summaries, do not purport to be complete and are qualified by reference to the full text of the agreements filed, in the case of the DFA Amendment, as Exhibit 10.1 to this Current Report on Form 8-K, in the case of the warrant and Purchase Agreement, as Exhibits 4.1 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2025, and in the case of the DFA, as Exhibit 2.2 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 28, 2024 filed with the SEC on January 31, 2025, each incorporated into this filing by reference.
Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits.
The following exhibits are provided as part of this report:

Exhibit Number	Description
10.1	Implementing Amendment to Direct Funding Agreement, dated August 27, 2025, by and between Intel Corporation and the United States Department of Commerce.
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	August 29, 2025	By:	/s/ April Miller Boise
April Miller Boise
Executive Vice President and Chief Legal Officer